EXHIBIT 99.02

CONTACT:          WINDSWEPT ENVIRONMENTAL GROUP, INC.
                  Michael O'Reilly
                  (631) 434-1300

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WINDSWEPT ENVIRONMENTAL GROUP, INC. REFLECTS ON HURRICANE KATRINA

Windswept Environmental Group, Inc. extends heartfelt prayers to those victims affected by Hurricane Katrina. Michael O'Reilly, the President and Chief Executive Officer of the Company, said "Although my staff and I have responded to many catastrophes over the years, the magnitude of Katrina has been severe." Mr. O'Reilly's thoughts and best wishes go out to everyone whose lives have been turned upside down by this terrible tragedy.

Windswept Environmental Group, Inc., through its wholly owned subsidiary, Trade-Winds Environmental Restoration, Inc., provides a full array of emergency response, remediation, disaster restoration and commercial drying services to a broad range of clients. The Company's web address is www.tradewindsenvironmental.com.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS ABOUT THE COMPANY THAT ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY AS A RESULT OF ANY ONE OR MORE OF THE RISKS IDENTIFIED IN THE COMPANY'S FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934. THESE RISKS INCLUDE SUCH FACTORS AS THE AMOUNT OF THE COMPANY'S REVENUES, THE COMPANY'S ABILITY TO INCREASE ITS GROSS MARGINS AND LIMIT OR REDUCE ITS EXPENSES, THE FREQUENCY AND MAGNITUDE OF ENVIRONMENTAL DISASTERS OR DISRUPTIONS, THE EFFECTS OF NEW LAWS OR REGULATIONS RELATING TO ENVIRONMENTAL REMEDIATION, THE ABILITY OF THE COMPANY TO OBTAIN NEW AND LARGE PROJECTS, THE COMPANY'S ABILITY TO RAISE OR ACCESS CAPITAL, THE COMPETITIVE ENVIRONMENT WITHIN THE COMPANY'S INDUSTRY, DEPENDENCE ON KEY PERSONNEL AND ECONOMIC CONDITIONS.